Exhibit (h)(1)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of December 2, 2021, between MVP Private Markets Fund, a Delaware statutory trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Fund is a non-diversified, closed-end management investment company that is operated as a tender offer fund and registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, the Fund wishes to employ the services of ALPS in connection with the promotion and distribution of the shares of the Fund (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	ALPS Appointment and Duties.

(a)	The Fund hereby appoints ALPS to provide the distribution services set forth in this Agreement on Appendix A, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b)	ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Fund shall bear no cost or obligation with respect thereto; and provided further that ALPS shall be responsible for oversight thereof and shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.	ALPS Compensation; Expenses.

(a)	ALPS shall not be entitled to compensation for services provided by ALPS under this Agreement. ALPS may receive compensation or reimbursement of expenses from the Fund’s investment adviser related to its services hereunder or for additional services as may be agreed upon by ALPS and the Fund’s investment adviser.

Exhibit (h)(1)

(b)	ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Fund personnel. Other Fund expenses incurred shall be borne by the Fund or the Fund’s investment adviser, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Fund shall determine it advisable to qualify such Shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; expenses of conducting offers to repurchase for the purpose of repurchasing Fund shares; administration, transfer agency, and custodial expenses; interest; Fund trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Fund and investment advisory related legal expenses; costs of maintenance of Fund existence; printing and delivery of materials in connection with meetings of the Fund’s trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, offers to repurchase and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”). To the extent applicable, the Fund is responsible for all out-of-pocket expenses incurred by ALPS in connection with travel expenses to Board meetings.

3.	Documents. The Fund has furnished or will furnish, upon request, ALPS with copies of the Fund’s Agreement and Declaration of Trust, By-Laws, advisory and sub-advisory agreements, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Fund reports, and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Fund shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder, including, but not limited to, each offer to repurchase filed by the Fund with the SEC. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.	Sales of Shares.

(a)	The Fund grants to ALPS the right to sell the Shares as agent on behalf of the Fund, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended (the “1940 Act”), and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. ALPS shall have the right to sell, as agent on behalf of the Fund, the Shares covered by the registration statement, prospectus and statement of additional information for the Fund then in effect under the 1933 Act and 1940 Act.

Exhibit (h)(1)

(b)	The rights granted to ALPS shall be exclusive, except that the Fund reserves the right to sell Shares directly to investors on applications received and accepted by the Fund.

(c)	Except as otherwise noted in the Fund’s current prospectus and/or statement of additional information, all Shares sold to investors by ALPS or the Fund will be sold at the public offering price in accordance with the prospectus. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner described in the Fund’s current prospectus and/or statement of additional information.

(d)	Repurchases of Shares of the Fund will be made at the net asset value per Share in accordance with the Fund’s applicable offer to repurchase and then-current prospectus. If a fee in connection with any offer to repurchase is in effect, such fee will be paid to the Fund. The net asset value of the Shares will be calculated by the Fund or by another entity on behalf of the Fund. ALPS has no duty to inquire into, or liability for the accuracy of the net asset value per Share as calculated or the Fund’s compliance with any periodic offer to repurchase in accordance with the 1940 Act and/or related policies adopted by the Fund.

(e)	The Fund reserves the right to suspend sales and ALPS’ authority to process orders for Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund. The Fund agrees to promptly notify ALPS in the event that the Fund determines not to issue an offer to repurchase in accordance with the specified schedule set forth in the Fund’s then current prospectus and ALPS agrees to comply with any such instruction.

(f)	In consideration of these rights granted to ALPS, ALPS agrees to use commercially reasonable efforts to distribute the Shares. ALPS shall review and file Fund advertising materials with the SEC and/or FINRA to the extent required by the 1934 Act and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent ALPS from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. ALPS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others, to the extent applicable.

(g)	ALPS is not authorized by the Fund to give any information or to make any representations other than those contained in the registration statement or prospectus and statement of additional information, or contained in shareholder reports, offers to repurchase or other material that may be prepared by or on behalf of the Fund for ALPS’ use. Consistent with the foregoing, ALPS may prepare and distribute sales literature or other material as it may deem appropriate in consultation with, and with the prior written consent of, the Fund, provided such sales literature complies with applicable laws and regulations.

Exhibit (h)(1)

(h)	The Fund agrees that it will take all action necessary to register the Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Fund shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Fund shall furnish to ALPS copies of all information, financial statements, offers to repurchase and other papers, which ALPS may reasonably request for use in connection with the distribution of Shares of the Fund.

(i)	The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Fund must notify ALPS in writing of the states in which the Shares may be sold and must notify ALPS in writing of any changes to the information contained in the previous notification.

(j)	The Fund shall not use the name of ALPS, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Fund in any manner without the prior written consent of ALPS (which shall not be unreasonably withheld); provided, however, that ALPS hereby approves all lawful uses of the names of ALPS and its affiliates in the prospectus and statement of additional information of the Fund and in all other materials which merely refer in accurate terms to its appointment hereunder or which are required by the SEC, FINRA or any state securities authority.

(k)	Neither ALPS nor any of its affiliates shall use the name of the Fund in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Fund (which shall not be unreasonably withheld); provided, however, that the Fund hereby approves all lawful uses of its name in any required regulatory filings of ALPS which merely refer in accurate terms to the appointment of ALPS hereunder, or which are required by the SEC, FINRA or any state securities authority.

(l)	To the extent applicable, ALPS will promptly transmit any orders received by it for purchase, redemption, or exchange of the Shares to the Fund’s transfer agent.

(m)	To the extent applicable and only upon eligibility of, and written direction from, the Fund, ALPS will maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Fund in order to enable the Shares to be traded through FundSERV. ALPS will not be responsible for any operational matters associated with the settlement of Fund transactions through FundSERV or Networking.

Exhibit (h)(1)

(o)	Upon direction from the Fund, ALPS will enter into agreements with financial intermediaries (each an “Intermediary Agreement”) in connection with the sale of Fund shares provided that ALPS determines such Intermediary Agreement terms to be satisfactory to ALPS. ALPS will not be obligated to make payments to any such financial intermediaries unless ALPS has received an authorized payment from the Fund, if subject to a distribution plan or other such plan approved by the Fund’s board of trustees, and/or the Fund’s investment adviser in writing.

5.	Insurance. ALPS will maintain at its expense an errors and omissions insurance policy adequate to cover its distribution activities hereunder relating to the Fund.

6.	Right to Receive Advice.

(a)	Advice of the Fund and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Fund or, as applicable, the Fund’s investment adviser, custodian, or other service providers.

(b)	Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund’s investment adviser, or ALPS, at the option of ALPS).

(c)	Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Fund or any service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion rely upon and follow the advice of counsel. ALPS will provide the Fund with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Fund. Upon request, ALPS will provide the Fund with a copy of such advice of counsel.

7.	Standard of Care; Limitation of Liability; Indemnification.

(a)	ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)	Notwithstanding anything in this Agreement to the contrary ALPS and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (“ALPS Associates”) shall not be liable to the Fund for any action or inaction of any ALPS Associate except to the extent of direct Losses1 finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of ALPS in the performance of ALPS’ duties, obligations, representations, warranties or indemnities under this Agreement or an Intermediary Agreement. Except with respect to all amounts payable by Fund as part of its indemnification obligations under this Section 7, in no event shall either Party be liable to the other Party for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value.

[1]	As used in this Agreement, the term “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

Exhibit (h)(1)

(c)	The Fund shall indemnify, defend and hold harmless ALPS Associates from and against Losses (including legal fees and costs to enforce this provision) that ALPS Associates suffer, incur, or pay as a result of any third-party claim arising out of the subject matter of or otherwise in any way related to this Agreement or an Intermediary Agreement (“Claims”), including but not limited to the following, except to the extent it is finally determined by a court of competent jurisdiction that such Losses resulted solely from the gross negligence, willful misconduct or fraud of ALPS Associates in the performance of ALPS’ duties or obligations under this Agreement:

(i)	all actions taken by ALPS or ALPS Associates that are necessary to provide the services under this Agreement and/or an Intermediary Agreement, or in reliance upon any instructions, information, or requests, whether oral, written or electronic, received from the Fund or its officers; or
(ii)	any Claims that the registration statement, prospectus, statement of additional information, shareholder report, sales literature and advertisements approved for use by the Fund and/or the Fund’s investment adviser or other information filed or made public by the Fund (as from time to time amended) include an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and statement of additional information, in light of the circumstances under which they were made) not misleading under the 1933 Act, the 1940 Act, or any other statute, regulation, self-regulatory organization rule or applicable common law.

(d)	Any expenses (including legal fees and costs) incurred by ALPS Associates in defending or responding to any Claims (or in enforcing this provision) shall be paid by the Fund on a quarterly basis prior to the final disposition of such matter upon receipt by the Fund of an undertaking by ALPS to repay such amount if it shall be determined that an ALPS Associate is not entitled to be indemnified. Notwithstanding the foregoing, nothing contained in this Section 7 or elsewhere in this Agreement shall constitute a waiver by the Fund of any of its legal rights available under U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

8.	Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Fund recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

Exhibit (h)(1)

9.	Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Fund. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Fund, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Fund. The Fund shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by ALPS to the Fund at the Fund’s expense. ALPS shall assist the Fund, the Fund’s independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. ALPS shall have access to all electronic communications, including password access to the system storing the electronic communications, of registered representatives of ALPS that are associated with the Fund and are required to be maintained under Rule 17a-4 of the 1934 Act and applicable FINRA Rules. Electronic storage media maintained by the Fund will comply with Rule 17a-4 of the 1934 Act.

10.	Confidential and Proprietary Information. ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Fund and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Fund and not to use, sell, transfer, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Fund, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Fund. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information and shall disclose no more of the Fund’s information than is reasonably required. ALPS shall provide the Fund with prompt notice of all such requests by any duly constituted authority. ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of records and information relating to the Fund and its current and former shareholders which safeguards are no less than ALPS utilizes to protect its own highly sensitive confidential information.

11.	Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Fund hereunder shall cause the Fund to comply) with all applicable requirements of the 1940 Act and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Fund of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out or referenced in the Fund’s public filings, Fund documents or otherwise provided to ALPS in accordance with the 1940 Act). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Fund. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Fund a certification to such effect no less than annually or as otherwise reasonably requested by the Fund. ALPS shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Fund.

Exhibit (h)(1)

12.	Representations and Warranties of ALPS. ALPS represents and warrants to the Fund that:

(a)	It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)	ALPS has conducted a review of its supervisory controls system and has made available to the Fund the most current summary report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Fund for inspection a summary report of such review and any updates thereto. ALPS shall immediately notify the Fund of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Fund or the Fund’s investment adviser.

13.	Representations and Warranties of the Fund. The Fund represents and warrants to ALPS that:

(a)	It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as a closed-end management investment company that is operated as an interval fund.

(b)	It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-laws to enter into and perform this Agreement.

(c)	The Board of Trustees of the Fund has duly authorized it to enter into and perform this Agreement.

Exhibit (h)(1)

(d)	The registration statement and the Fund's prospectus and statement of additional information: (i) have been prepared, and all sales literature and advertisements approved by the Fund and/or the Fund's investment adviser or other materials prepared by or on behalf of the Fund for ALPS' use ("Sales Materials") shall be prepared, in all material respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the "Rules and Regulations") and (ii) contain, and all Sales Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations.

(e)	All statements of fact contained therein, or to be contained in all Sales Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the registration statement, the Fund's prospectus or statement of additional information, nor any Sales Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Fund's prospectus and statement of additional information in light of the circumstances in which made, not misleading. The Fund shall, from time to time, file such amendment or amendments to the registration statement and the Fund's prospectus and statement of additional information as, in the light of future developments, shall, in the opinion of the Fund's counsel, be necessary in order to have the registration statement and the Fund's prospectus and statement of additional information at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of the Fund's prospectus or statement of additional information in light of the circumstances in which made, not misleading. The Fund shall not file any amendment to the registration statement or a Fund's prospectus or statement of additional information without providing ALPS reasonable notice thereof in advance whenever reasonably practicable, provided that nothing in this Agreement shall in any way limit the Fund's right to file at any time such amendments to the registration statement or a Fund's prospectus or statement of additional information as the Fund may deem advisable. Notwithstanding the foregoing, the Fund shall not be deemed to make any representation or warranty as to any information or statement provided by ALPS for inclusion in the registration statement or the Fund's prospectus or statement of additional information.

14.	Consultation Between the Parties. ALPS and the Fund shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Fund shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act and any offers to repurchase ; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

Exhibit (h)(1)

15.	Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Fund, ALPS will supply the Fund with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time.

16.	Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Fund, take commercially reasonable steps to minimize service interruptions.

17.	Duration and Termination of this Agreement.

(a)	Initial Term. This Agreement shall become effective as of the date first written above (“Effective Date”) and shall continue thereafter throughout the period that ends two (2) years after the Effective Date (the “Initial Term”).

(b)	Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Fund’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolio of the Fund, provided that in either event the continuance is also approved by the majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)	Termination. This Agreement is terminable on sixty (60) days’ written notice by the Fund’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio of the Fund, or by ALPS.

(d)	Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Fund or as otherwise directed by the Fund (at the expense of the Fund) all records and other documents made or accumulated in the performance of its duties for the Fund hereunder. ALPS agrees to assist the Fund with respect to the process of coordinating with the Fund’s designated successor distributor to notify applicable participating intermediaries that have currently effective Intermediary Agreements that a successor distributor has been designated by the Fund and to provide copies of all such agreements to the successor distributor, upon the written direction of the Fund.

Exhibit (h)(1)

18.	Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Fund without the prior written consent of ALPS, such consent not to be unreasonably withheld by ALPS.

19.	Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York and the 1940 Act and the rules thereunder. To the extent that the laws of the State of New York conflict with the 1940 Act or such rules, the latter shall control. Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns shall be brought in the state and federal courts sitting in the State of New York, and ALPS and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

20.	Names. The obligations of the Fund entered into in the name or on behalf thereof by any director, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the directors, shareholders, representatives or agents of the Fund personally, but bind only the property of the Fund, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund.

21.	Amendments to this Agreement. This Agreement may only be amended by the parties in writing signed by both parties or via Docusign.

22.	Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent , and shall be given to the following addresses (or such other addresses as to which notice is given). Notwithstanding the foregoing, no notice sent to either Party shall be deemed effective unless such notice or a copy thereof is sent by e-mail to the email addresses listed below:

To ALPS:

ALPS Distributors, Inc.

1290 Broadway, Suite 1000

Denver, Colorado 80203

Attn: Steve Kyllo, SVP & Director

E-Mail: steve.kyllo@sscinc.com

To the Fund:

MVP Private Markets Fund

c/o Portfolio Advisors, LLC

9 Old Kings Highway South

Darien, Connecticut 06820

Attn: Daniel Dwyer

E-Mail: ddwyer@portad.com with Cc:s required to each of:

mvpprivatemarkets@portad.com and legal@portad.com

Exhibit (h)(1)

24.	Counterparts. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via electronic mail and shall be binding to the same extent as if original signatures were exchanged.

25.	Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instructions.

Exhibit (h)(1)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MVP PRIVATE MARKETS FUND

By:
Name:
Title:

ALPS DISTRIBUTORS, INC.

By:	/s/ Steve Kyllo
Name:	Steve Kyllo
Title:	SVP & Director

Exhibit (h)(1)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MVP PRIVATE MARKETS FUND

By:	/s/ Dan Iamiceli
Name:	Dan Iamiceli
Title:	Treasurer

ALPS DISTRIBUTORS, INC.

By:
Name:	Steve Kyllo
Title:	SVP & Director

Exhibit (h)(1)

APPENDIX A

SERVICES

●	Act as legal underwriter/distributor
○	ALPS agrees to serve as the principal underwriter and distributor for the Fund and in such capacity, agrees to be named as such in any registration statement (upon prior review and written approval by ALPS of any such references) and in Intermediary Agreements (to the extent applicable) relating to the Fund. In its capacity as the principal underwriter and distributor of the Fund, ALPS agrees to provide such information as reasonably requested by the Fund’s Board in order for the Board to assess and review ALPS’ services as the Board may deem appropriate in connection with the Board’s requirements under Section 15(c) of the 1940 Act.
●	Maintain & supervise FINRA registrations for licensed individuals
○	Coordinate Continuing Education requirements
○	Administer & maintain required filings/licenses with FINRA
●	Provide investment company advertising and sales literature review, approval and record maintenance Online submission, review/approval, & real-time status updates through SS&C Advertising Review Portal
○	File required materials with FINRA
○	Provide advertising regulatory and disclosure guidance
●	Provide quarterly reporting
○	ALPS provides the following to the Fund’s Chief Compliance Officer on a quarterly basis: (i) scorecard regarding a summary of applicable active services provided by ALPS; (ii) Rule 38a-1 under the 1940 Act certification; (iii) Rule 17j-1 under the 1940 Act Code of Ethics Certification; and (iv) to the extent applicable, a summary of any material changes to the foregoing policies and procedures. ALPS will provide more frequent reporting as may be reasonably requested by the Fund and as agreed upon, in writing, by ALPS and the Fund.

The following services shall only be provided to the extent applicable and eligible in light of the Fund’s structure and upon written direction from the Fund:

●	Facilitate setup of an NSCC FundSERV Participant Number under ALPS Distributors Inc. specific for your fund family
●	Prepare, update, execute & maintain financial intermediary agreements
○	Online access provided through SS&C Portal
●	Administer intermediary due diligence program
○	Provide ongoing monitoring of financial intermediary relationships
○	Established risk ranking methodology & reporting
●	Support financial intermediary relations
○	Consult and support client’s distribution model & strategy
●	Fulfill key account intermediary initial and ongoing information and due diligence requests

Exhibit (h)(1)

●	Perform Intermediary Agreement payments with respect to Intermediary Agreements to which ALPS is a party
○	ALPS shall be responsible for facilitating payments to financial intermediaries in accordance with applicable Intermediary Agreements. To the extent applicable, ALPS shall provide periodic reporting to the Fund’s Chief Compliance Officer regarding such payments.